SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2008

EVANS & SUTHERLAND COMPUTER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Utah	0-8771	87-0278175
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Komas Drive, Salt Lake City, Utah		84108
(Address of Principal Executive Offices)		(Zip Code)

(Registrant’s telephone number, including area code) (801) 588-1000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240.14.a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 3, 2008, Evans & Sutherland Computer Corporation (“E&S”) received notice from the Nasdaq Listing Qualifications Staff that E&S’s application to transfer its common stock listing from The Nasdaq Global Market to The Nasdaq Capital Market had been approved.  The transfer was effective with the opening of business on Monday, August 25, 2008.  The transfer to The Nasdaq Capital Market does not affect E&S’s ticker symbol, which will remain “ESCC”.

The Nasdaq Capital Market is a continuous trading market that operates in substantially the same manner as The Nasdaq Global Market. Effective with the transfer of E&S’s common stock to The Nasdaq Capital Market, E&S became subject to the continued listing requirements of The Nasdaq Capital Market instead of those of The Nasdaq Global Market. E&S currently complies with all of the listing requirements of The Nasdaq Capital Market.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Press Release, dated September 5, 2008, issued by Evans & Sutherland Computer Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2008	EVANS & SUTHERLAND COMPUTER
CORPORATION

	By:	/s/ David H. Bateman
Name: David H. Bateman
Its: President and Chief Executive Officer